P.O. BOX 738 - MARIETTA, OHIO - 45750	NEWS RELEASE
www.peoplesbancorp.com

FOR IMMEDIATE RELEASE	Contact:	Kathryn Bailey
September 27, 2021		Chief Financial Officer and Treasurer
(740) 376-7138

PEOPLES BANCORP INC. TO ANNOUNCE 3RD QUARTER 2021 EARNINGS AND CONDUCT CONFERENCE CALL ON OCTOBER 26, 2021
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MARIETTA, Ohio - Peoples Bancorp Inc. (“Peoples”) (Nasdaq: PEBO) today announced it intends to release third quarter 2021 earnings before the market opens on Tuesday, October 26, 2021, and conduct a facilitated conference call with analysts, media and individual investors at 11:00 a.m. Eastern Daylight Savings Time on the same date.
The conference call will consist of commentary from Chuck Sulerzyski, President and Chief Executive Officer, and Kathryn Bailey, Chief Financial Officer and Treasurer regarding Peoples’ results followed by a question and answer period. The dial-in number for this call will be (866) 890-9285. A simultaneous webcast of the conference call audio (listen-only mode) and archived replay will be accessible online via the “Investor Relations” section of Peoples’ website. The audio replay will be available for one year.
Individuals wishing to participate in the live conference call are encouraged to call or sign in at least 15 minutes prior to the scheduled start time.
Peoples is a diversified financial services holding company that makes available a complete line of banking, trust and investment, insurance, premium financing and equipment leasing solutions through its subsidiaries. Peoples has been headquartered in Marietta, Ohio since 1902 and has an established heritage of financial stability, growth and community impact. As of June 30, 2021, Peoples had $5.1 billion in total assets, 89 locations, including 76 full-service bank branches in Ohio, West Virginia and Kentucky. On September 17, 2021 Peoples announced that it had completed its acquisition of Premier Financial Bancorp, Inc. ("Premier") (Nasdaq: PFBI), effective as of the close of business on September 17, 2021. As of June 30, 2021, Premier had $2.1 billion in total assets and 49 locations in Kentucky, Maryland, Ohio, Virginia, and Washington D.C. Learn more about Peoples at www.peoplesbancorp.com.
Peoples is a member of the Russell 3000 index of U.S. publicly-traded companies. Peoples offers services through Peoples Bank (which includes the divisions of Peoples Investment Services, Peoples Premium Finance and North Star Leasing) and Peoples Insurance Agency, LLC.

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